THOMPSON     ATLANTA        CINCINNATI        COLUMBUS        NEW YORK
      HINE       BRUSSELS        CLEVELAND        DAYTON        WASHINGTON, D.C.
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April 30, 2010

PC&J Preservation Fund
300 Old Post Office
120 West Third Street
Dayton, Ohio 45402

     RE: PC&J PRESERVATION FUND, FILE NOS. 2-95285 AND 811-04204
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Gentlemen:
     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 20 to the PC&J Preservation Fund Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 30 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

     Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

523661.10